SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.

a) On December 15, 2004, the Company gave notice to its Financial Services Division employees and customers that, effective February 14, 2005, the Financial Services Division will be permanently discontinued. Over the past several years the Company has invested heavily in software and facilities in order to compete successfully in the financial services market. As this niche industry became more competitive and the quality of inventory eroded and margins were undercut by low-end service providers, it became more challenging for this business unit of the Company to be profitable. The Company explored a range of alternatives, including divestiture of the business, in an effort to continue to provide jobs for the Division’s employees and service to the Division’s customers. The Company was unsuccessful in those endeavors. Consequently, consistent with its plan to focus management attention and financial resources on its core software business units, the Company decided to cease trying to compete in the financial services market and to discontinue its Financial Services Division.

b) Estimates for each major type of cost resulting from the discontinued operation have not been determined at this time.

c) An estimate of the total amount of costs that the Company will incur in connection with the action has not been determined at this time.

d) An estimate of the total amount of the accounting charge related to the discontinued operation has not been determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2004

QuadraMed Corporation

/s/ Lawrence P. English
Lawrence P. English
Chairman and Chief Executive Officer